UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2005

BOIS D’ARC ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32494 (Commission file number)	20-1268553 (I.R.S. Employer Identification Number)

600 Travis Street, Suite 6275, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 228-0438

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      On May 6, 2005, Bois d’Arc Energy, Inc. (the “Company”) announced that the initial public offering of its common stock was priced at $13.00 per share. The Company sold 12,000,000 shares in the offering and the selling stockholder, BetsWest Interests, L.P., sold 1,500,000 shares. The Company and the selling stockholder completed the sale of these shares on May 11, 2005. A Press release announcing the pricing of the initial public offering is attached hereto as Exhibit 99.1. Pursuant to the terms of the underwriting agreement, the Company also granted to the underwriters an option to purchase 1,800,000 additional common shares within 30 days of the offering to cover over-allotments.

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

99.1	Press Release dated May 6, 2005, announcing pricing for the initial public offering of shares of the Company’s common stock.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2005.

BOIS D’ARC ENERGY, INC.
By:	/s/ Roland O. Burns
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

99.1	Press Release dated May 6, 2005, announcing pricing for the initial public offering of shares of the Company’s common stock.